UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  April 30, 2007

 CWABS Asset-Backed Certificates Trust 2007-4
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-135846-21

CWABS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-135846

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4596514
(State or Other Jurisdiction of Incorporation of the depositor)	(I.R.S. Employer Identification No. of the depositor)

4500 Park Granada, Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events.

Item 8.01.   Other Events.

Reference is made to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of March 1, 2007, by and among CWABS, Inc. (the “Company”), as depositor, Countrywide Home Loans, Inc. (“CHL”), as a seller, Park Monaco Inc. (“Park Monaco”), as a seller, Park Sienna LLC (“Park Sienna”), as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee (the “Trustee”), providing for the issuance of the Company’s Asset-Backed Certificates, Series 2007-4.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

On April 30, 2007, the Company entered into a Subsequent Transfer Agreement (the “Subsequent Transfer Agreement”), dated as of April 30, 2007, by and among the Company, as depositor, CHL, as a seller, Park Monaco, as a seller, Park Sienna, as a seller, and the Trustee, providing for the transfer of Subsequent Mortgage Loans to the Trust Fund.  The Subsequent Transfer Agreement is attached as Exhibit 99.1 hereto.

The tables attached hereto as Exhibit 99.2 describe characteristics of the final mortgage pool following the transfer to the Trust Fund of all Subsequent Mortgage Loans during the Funding Period and as of the related Cut-off Date.  All percentages set forth below have been calculated based on the principal balance of the Mortgage Loans in the final mortgage pool as of the related Cut-off Date.  The sum of the columns may not equal the respective totals due to rounding.

Section 9.  Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Subsequent Transfer Agreement

99.2	Characteristics of Final Mortgage Pool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWABS, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated:  May 18, 2007

Exhibit Index

Exhibit No.	Description

99.1	Subsequent Transfer Agreement

99.2	Characteristics of Final Mortgage Pool